Exhibit 99.1
Super Micro Computer, Inc. Announces 2nd Quarter 2014 Financial Results
SAN JOSE, Calif., January 21, 2014 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced second quarter fiscal 2014 financial results for the quarter ended December 31, 2013.
Fiscal 2nd Quarter Highlights

•	Quarterly net sales of $356.4 million, up 15.3% from the first quarter of fiscal year 2014 and up 22.3% from the same quarter of last year.

•	GAAP net income of $13.3 million, up 73.2% from the first quarter of fiscal year 2014 and up 171.4% from the same quarter of last year.

•	GAAP gross margin of 15.5%, up from 15.1% in the first quarter of fiscal year 2014 and up from 13.8% in the same quarter of last year.

•	Server solutions accounted for 48.8% of net sales compared with 46.4% in the first quarter of fiscal year 2014 and 43.3% in the same quarter of last year.

Net sales for the second quarter ended December 31, 2013 totaled $356.4 million, up 15.3% from $309.0 million in the first quarter of fiscal year 2014. No customer accounted for more than 10% of net sales during the quarter ended December 31, 2013.
GAAP net income for the second quarter of fiscal year 2014 was $13.3 million or $0.30 per diluted share, an increase of 171.4% from the net income of $4.9 million, or $0.11 per diluted share in the same period a year ago. Included in net income for the quarter is $2.8 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the second quarter was $15.9 million, or $0.35 per diluted share, compared to non-GAAP net income of $7.8 million, or $0.18 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the first quarter of fiscal year 2014 by $6.0 million or $0.13 per diluted share.
GAAP and Non-GAAP gross margins for the second quarter were both 15.5% compared to 13.8% in the same period a year ago. GAAP gross margin and Non-GAAP gross margin for the first quarter of fiscal year 2014 were 15.1% and 15.2%, respectively.
The Company's cash and cash equivalents and short and long term investments at December 31, 2013 were $92.6 million compared to $95.7 million at June 30, 2013. Free cash flow for the six months ended December 31, 2013 was $(15.6) million primarily due to the purchase of real property in San Jose, California for $30.1 million partially offset by an increase in cash provided by operating activities for $18.4 million.
Business Outlook & Management Commentary
The Company expects net sales of $320 million to $350 million for the third quarter of fiscal year 2014 ending March 31, 2014. The Company expects non-GAAP earnings per diluted share of approximately $0.24 to $0.30 for the third quarter.
“Supermicro’s second quarter was a record high for revenue and earnings. We grew revenue 22.3% higher than last year with significant jump in Asia revenues to 23% of revenues. Our Twin family, especially the FatTwin, storage and GPU/Xeon Phi product lines were strong drivers to revenue growth,” said Charles Liang, CEO and President of Supermicro. “We are looking forward to strong growth in calendar 2014 because of our foundation in global capacity and in strong product innovation with upcoming launches of our TwinPro series with SAS 3 and NVMe and with MicroBlade, the industry’s densest low power server.”
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference call, please call 1-888-437-9445 (international callers dial 1-719-325-2177) 10 minutes prior. A recording of the conference call will be available until 11:59 pm ET on Tuesday, February 4, 2014 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 9732681. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference call conclusion. They will remain available until the Company's next earnings call.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, FatTwin™, MicroCloud, MicroBlade, SuperBlade®, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.
Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).
Supermicro, FatTwin, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc. All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	December 31,	June 30,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$89,883	$93,038
Accounts receivable, net	161,174	149,340
Inventory	290,927	254,170
Deferred income taxes – current	15,503	15,786
Prepaid income taxes	4,592	4,039
Prepaid expenses and other current assets	5,504	6,819
Total current assets	567,583	523,192
Long-term investments	2,637	2,637
Property, plant and equipment, net	128,072	95,912
Deferred income taxes – noncurrent	7,316	7,275
Other assets	3,123	3,241
Total assets	$708,731	$632,257

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$205,758	$172,855
Accrued liabilities	35,929	34,122
Income taxes payable	7,747	6,049
Short-term debt and current portion of long-term debt	37,208	28,638
Total current liabilities	286,642	241,664
Long term debt-net of current portion	5,133	6,533
Other long-term liabilities	11,169	10,336
Total liabilities	302,944	258,533
Stockholders' equity:
Common stock and additional paid-in capital	168,755	157,712
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(70)	(69)
Retained earnings	238,964	217,930
Total Super Micro Computer Inc. stockholders' equity	405,619	373,543
Noncontrolling interest	168	181
Total stockholders' equity	405,787	373,724
Total liabilities and stockholders' equity	$708,731	$632,257

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Net sales	$356,362	$291,487	$665,378	$562,194
Cost of sales	301,270	251,365	563,494	487,057
Gross profit	55,092	40,122	101,884	75,137
Operating expenses:
Research and development	20,428	18,824	40,664	37,045
Sales and marketing	8,976	7,945	17,841	16,711
General and administrative	5,484	5,745	11,132	12,091
Total operating expenses	34,888	32,514	69,637	65,847
Income from operations	20,204	7,608	32,247	9,290
Interest and other income, net	46	7	63	22
Interest expense	(184)	(152)	(379)	(307)
Income before income tax provision	20,066	7,463	31,931	9,005
Income tax provision	6,731	2,549	10,897	3,192
Net income	$13,335	$4,914	$21,034	$5,813
Net income per common share:
Basic	$0.31	$0.12	$0.49	$0.14
Diluted	$0.30	$0.11	$0.47	$0.13
Weighted-average shares used in calculation of net income per common share:
Basic (a)	42,915	41,893	42,706	41,780
Diluted (b)	45,039	43,431	45,052	43,819

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Cost of sales	$245	$224	$480	$464
Research and development	1,709	1,632	3,270	3,262
Sales and marketing	305	389	619	793
General and administrative	529	664	1,008	1,293

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Six Months Ended December 31,
	2013	2012
OPERATING ACTIVITIES:
Net income	$21,034	$5,813
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	2,920	3,974
Stock-based compensation expense	5,377	5,812
Excess tax benefits from stock-based compensation	(1,084)	(785)
Allowance for doubtful accounts	1,076	75
Provision for inventory	1,538	6,313
Exchange loss (gain)	(115)	278
Deferred income taxes	242	(3,982)
Changes in operating assets and liabilities:
Accounts receivable, net	(12,910)	(16,973)
Inventory	(38,295)	26,689
Prepaid expenses and other assets	1,428	699
Accounts payable	31,950	(25,094)
Income taxes payable, net	2,677	679
Accrued liabilities	1,760	2,203
Other long-term liabilities	797	(98)
Net cash provided by operating activities	18,395	5,603

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(33,956)	(2,790)
Restricted cash	(8)	(12)
Proceeds from investments	—	300
Net cash used in investing activities	(33,964)	(2,502)

FINANCING ACTIVITIES:
Proceeds from debt	8,576	20,641
Repayment of debt	(1,400)	(16,673)
Proceeds from exercise of stock options	4,785	780
Excess tax benefits from stock-based compensation	1,084	785
Payment of obligations under capital leases	(15)	(18)
Advances (payments) under receivable financing arrangements	41	(584)
Contribution from noncontrolling interests	—	168
Minimum tax withholding paid on behalf of an officer for restricted stock awards	(651)	(1,022)
Net cash provided by financing activities	12,420	4,077
Effect of exchange rate fluctuations on cash	(6)	394
Net increase (decrease) in cash and cash equivalents	(3,155)	7,572
Cash and cash equivalents at beginning of period	93,038	80,826
Cash and cash equivalents at end of period	$89,883	$88,398
Supplemental disclosure of cash flow information:
Cash paid for interest	$378	$409
Cash paid for taxes, net of refunds	$6,840	$6,448
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	$2,891	$1,080

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
GAAP GROSS PROFIT	$55,092	$40,122	$101,884	$75,137
Add back stock-based compensation (c)	245	224	480	464
Non-GAAP GROSS PROFIT	$55,337	$40,346	$102,364	$75,601

GAAP GROSS MARGIN	15.5%	13.8%	15.3%	13.4%
Add back stock-based compensation (c)	0.0%	0.0%	0.1%	0.0%
Non-GAAP GROSS MARGIN	15.5%	13.8%	15.4%	13.4%

GAAP INCOME FROM OPERATIONS	$20,204	$7,608	$32,247	$9,290
Add back stock-based compensation (c)	2,788	2,909	5,377	5,812
Non-GAAP INCOME FROM OPERATIONS	$22,992	$10,517	$37,624	$15,102

GAAP NET INCOME	$13,335	$4,914	$21,034	$5,813
Add back stock-based compensation (c)	2,788	2,909	5,377	5,812
Add back adjustments to tax benefit (provision) (d)	(239)	3	(653)	(746)
Non-GAAP NET INCOME	$15,884	$7,826	$25,758	$10,879

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.31	$0.12	$0.49	$0.14
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.06	0.07	0.11	0.12
Non-GAAP NET INCOME PER COMMON SHARE – BASIC (e)	$0.37	$0.19	$0.60	$0.26

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.30	$0.11	$0.47	$0.13
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.05	0.07	0.10	0.12
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (f)	$0.35	$0.18	$0.57	$0.25

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (g)	42,915	41,893	42,706	41,780
BASIC - Non-GAAP (h)	42,918	42,076	42,762	42,018

DILUTED – GAAP (g)	45,039	43,431	45,052	43,819
DILUTED - Non-GAAP (h)	46,022	43,666	45,485	44,176

(a) Approximately $1,000 and $28,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three and six months ended December 31, 2013, respectively, and approximately $21,000 and $33,000 for the three and six months ended December 31, 2012, respectively.

(b) Approximately $1,000 and $26,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three and six months ended December 31, 2013, respectively, and approximately $21,000 and $31,000 for the three and six months ended December 31, 2012, respectively.
(c) Amortization of ASC Topic 718 stock-based compensation for the three and six months ended December 31, 2013 and 2012.
(d) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 30.5% and 31.0% for the three and six months ended December 31, 2013, respectively, and 24.6% and 26.6% for the three and six months ended December 31, 2012, respectively.
(e) Approximately $1,000 and $34,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three and six months ended December 31, 2013, respectively, and approximately $34,000 and $62,000 for the three and six months ended December 31, 2012, respectively.
(f) Approximately $1,000 and $32,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three and six months ended December 31, 2013, respectively, and approximately $33,000 and $59,000 for the three and six months ended December 31, 2012, respectively.
(g) 2,739 and 56,043 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and six months ended December 31, 2013, respectively. 183,141 and 237,814 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and six months ended December 31, 2012, respectively.
(h) 2,739 and 56,043 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three and six months ended December 31, 2013, respectively. 183,141 and 237,814 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three and six months ended December 31, 2012, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F